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                                                                     EXHIBIT 8.1

                                                 April 11, 2003


Total Fina Elf S.A.,
      2 place de la Coupole,
            92078 Paris La Defense Cedex,
                  France.

TotalFinaElf Capital S.A.,
      2 place de la Coupole,
            92078 Paris La Defense Cedex,
                  France.



Dear Ladies and Gentlemen:

            We have acted as French tax counsel to Total Fina Elf S.A. and TotalFinaElf Capital (together, the "Issuers") in connection with the registration statement on Form F-3, filed by the Issuers under the Securities Act of 1933, of $4,000,0000,000 aggregate amount of debt securities (the "Registration Statement").

            We hereby confirm to you that our opinion is as set forth under the caption "Tax Considerations -- French Taxation" in the Prospectus included in the Registration Statement, subject to the limitations contained therein.

            We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell LLP